                                                                 Exhibit 10.108

                           COMMERCIAL LEASE AGREEMENT

         THIS COMMERCIAL LEASE AGREEMENT, made and entered into the 5th day of December, 1998, by and between BRONKEN-MEYERS, LLC, of 303 WINTERGREEN LANE, BOZEMAN, MONTANA 59715, hereinafter referred to as "Landlord", and INSURANCE MANAGEMENT SOLUTION, INC., OF 360 CENTRAL, ST. PETERSBURG, FLORIDA, hereinafter referred to as "Tenant";


                               W I T N E S S E T H


         In consideration of the agreements hereinafter set forth, Landlord does hereby lease and let to Tenant, and Tenant does hereby lease from Landlord the leased premises, hereinafter described, for the period, at the rental and upon the terms and conditions set forth below.

1. LEASED PREMISES

         The Leased premises shall consist of four thousand three (4,003) rentable square feet, being a portion of that certain building located at Valley Commons Business Park, Building #2, Bozeman, Montana (see Exhibit "A").

2. PLAN OF LEASED PREMISES

         A building will be constructed by Landlord, with Tenant's space as located on Exhibit "A", in accordance with applicable building codes and regulations and with the building plans and specifications which do now, or will, incorporate the agreement of Landlord and Tenant as to the floor plans and layout of the leased






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space, which plans and specifications when completed shall be initialed by the parties and become a part of this Lease.

         Landlord shall provide and pay for interior improvements as described on Exhibit "B" attached hereto and incorporated herein.

3. COMMENCEMENT AND TERM OF LEASE

         The initial term of this Lease shall be for a period of three years commencing on December 15th, 1998. The lease will terminate on the last day of the 36th month after the Lease commencement date, unless extended by the exercise of the option herein set forth. Any holding over with the consent of the Landlord after the original term, if not extended, of the Lease or after any renewal term shall be deemed a month-to-month tenancy, terminable upon thirty days notice, subject to the other terms of this lease.

4. RENT AND OPTION TO RENEW

         a. The Tenant shall pay the sum of twelve and no/100 dollars ($12.00) per rentable square foot per year rent (base rent) for the first year of the three year term. Each year's rent shall be divided into twelve equal monthly payments and each monthly payment shall be paid in advance on the first day of each and every month. Beginning with year two (2) of the lease term, and during each year of the lease term and any extensions thereafter, the base rent




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shall increase annually by four percent (4%) or by an amount equal to the increase in the consumer price index (CPI), whichever is less.

         b. Tenant shall pay said monthly rent in said amounts in advance commencing on the commencement date, subject to proration for a partial month, and on the first day of each and every month thereafter during the term of this Lease.

         c. As additional rent, Tenant shall pay its proportionate share of all taxes, insurance (including the insurance mentioned in paragraph 12(b)), assessments, operating expenses and common area maintenance and repair expenses associated with its tenancy, including, but not limited to, HVAC, plumbing, electrical and lighting for the common areas and the premises. The amount of additional rent shall be adjusted in accordance with actual costs and a prorata amount shall be billed monthly. Tenant's prorata share is equal to 26.8%.

         d. If Tenant is not in default, Tenant shall have the option, exercisable by a notice in writing to Landlord no later than six (6) months prior to the end of the original term of this Lease, to extend such term for two additional one year periods upon the same terms and conditions as contained herein, provided however, the rent for the next two additional one year terms shall be established in accordance with the following paragraph.

         If this option is exercised, the new base rent for the




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extended one year term shall be equal to 100% of the previous years rent plus an amount equal to the increase in the Consumer Price Index (CPI) not to exceed 4%.

         e. Tenant shall pay a late fee of five percent (5%) of any rent payment that is not paid on or before the 10th of each month.

5. RENT AND SECURITY DEPOSIT

         Based upon Tenant's representation of its financial condition, Landlord shall not require a security deposit.

6. USE

         Tenant agrees to use the premises for general office and related uses. Any other use requires the prior written consent of the Landlord.

7. COMPLIANCE WITH PUBLIC AUTHORITIES

         Tenant agrees, at Tenant's cost, to comply with all applicable municipal, County, State and Federal laws and regulations now in force or which may hereafter be enforced concerning Tenant's particular use of the leased premises. It is understood, however, the Landlord is responsible for building modifications required by governmental agencies.

8. INDEMNITY

         Tenant assumes all risk of injury or damages to persons or property within the leased premises and shall hold Landlord harmless and indemnify Landlord against any claim, damage, suit or demand for injury to persons or property resulting from the use of




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the leased premises by Tenant, their agents, employees or business invitee, or the operation of Tenant's business.

         However, Tenant shall not be liable for acts or omissions of Landlord or its agents, servants, or employees. Tenant shall not be liable for any acts or omissions of Landlord or its contractors, employees or agents arising out of or in connection with any structural defects of the leased premises or the building and improvements upon or adjacent to the leased premises.

9. TENANT'S ALTERATIONS

         Tenant shall be responsible for the interior improvements, after occupancy by Tenant, and except for the installation and location of signs, equipment, counters and other removable trade fixtures, and except as herein mentioned, Tenant shall neither make any alteration on or additions to the leased premises nor make any agreement or contract therefore without first obtaining Landlord's prior written consent, which said consent shall not be unreasonably withheld. All alterations, additions or improvements made by Tenant to or upon the leased premises, (except signs, equipment, counters, other removable trade fixtures and interior decorations which shall remain the property of Tenant and removable by them) shall at once, when made or installed, be deemed to have attached to the freehold and become Landlord's property.

         At the termination of this Lease, and without notice, Tenant shall immediately remove all their property. If Tenant fails to do




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so, Landlord may (upon notice) remove and store the same at Tenant's expense.
Tenant will promptly reimburse Landlord for the expense of such removal and storage, upon receiving Landlord's statement. If tenant fails to pay for such expense within ten (10) days of receiving Landlord's statement therefore, Landlord may sell Tenant's said property to pay such expenses and any other amounts owing to Landlord by Tenant.

         It is further agreed that anything remaining upon or removed from the leased premises thirty days after the termination of this Lease shall become the property of Landlord, at Landlord's option, subject to the rights reserved to Landlord in this Lease hereinbefore set forth.

10. REPAIR AND MAINTENANCE

         At their expense, Tenant shall keep the interior of the leased premises in good condition and repair. If Tenant refuses or neglects to commence or complete such repairs promptly and adequately, Landlord may, but shall not be required to do so, make or complete the repairs; and Tenant shall pay the cost thereof to Landlord upon demand.

         Tenant shall be responsible and pay for any damages to the interior or exterior of the premises caused by Tenant, his employees, agents and business invitees.

         Except as herein set forth, Landlord shall repair structural defects and exterior damages to the leased premises and shall keep




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the foundation, exterior walls and roof in good order and repair. However, in the event of window or door breakage caused by burglary or vandalism, or by Tenant, his employees, agents or business invitees, Tenant shall repair the damages.

         If any damage is covered by either Landlord's or Tenant's insurance, then the proceeds from the insurance shall be used to make the repairs. Tenant shall be responsible for the regular and annual maintenance of the floor, ceiling and wall coverings in their leased space and for replacement of light bulbs and annual repair and maintenance of plumbing, heating air conditioning, and electrical fixtures. Landlord shall be responsible for the repair, maintenance and replacement of the exterior and the structural, plumbing, heating, air conditioning and electrical systems to the fixtures. However, Landlord shall not be required to repair damage which results from the acts or negligence of Tenant, his agents, business invitees, or employees.

11. CLEANLINESS AND WASTE

         Tenant shall keep the leased premises in a neat, clean and sanitary condition, free from waste and debris. Tenant shall not allow any hazardous substances to be deposited or remain in or about the leased premises. Tenant shall not allow hazardous or legally prohibited liquids or solids to be placed in the sewer system or in the grounds in the area of the leased premises. Tenant shall pay its proportionate share of the cost to maintain




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and repair building mechanical systems, including but not limited to, HVAC, plumbing, electrical and lighting for the common area and the premises, after all warranties have been exhausted.

         At the termination of this Lease, Tenant shall clean and repair any and all soiling and/or damages to the leased premises, including marks, scratches, holes, dirt and grease, and damages to the walls, floors, floor coverings, ceilings and fixtures, normal wear and tear excepted.

12. INSURANCE

         (a) Liability Insurance.

         Tenant shall hold Landlord harmless from any and all claims, damages, suits, demands or causes of action resulting from injuries to persons or properties and arising therefrom or out of the use, occupancy or condition of the leased premises for which Tenant is responsible for maintaining and repairing, and shall carry, maintain and deposit proof with Landlord of public liability insurance in such form and with such companies as shall be reasonably satisfactory to Landlord in the amount of at least ONE MILLION AND N0/100 ($1,000,000.00), naming or insuring Landlord, as Landlord's interest may appear, against liability for personal or property damages caused or occurring on or about the leased premises or caused by Tenant, their agents, employees or business invitees. Tenant shall, at least annually, furnish Landlord with certificates or other documentation evidencing such insurance.




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         (b) Public Liability, Fire and Casualty Insurance.

         Landlord shall maintain fire and standard casualty insurance upon the building, including the leased premises and Public Liability Insurance on the common areas outside the leased premises. If Tenant's use increases the fire insurance on the premises, then Tenant agrees to pay the difference in the premium. Tenant shall maintain their own insurance upon their own property, inventory, equipment, leasehold improvements and trade fixtures owned or claimed by them.

13. LIENS

         Tenant shall not permit any lien to be attached to the leased premises by reason of any act or omission on their part and agrees to save and hold Landlord harmless from or against such lien or claim of lien.

         If any lien does attach and any claim of lien is made and shall not be released within fifteen days after notice from Landlord to Tenant to release the same, Landlord, at its option, may pay and discharge the same. In this case, the amount paid by Landlord shall be added to and become part of the next succeeding installment of rent, shall be deemed rent payable hereunder, and shall bear interest at the rate of twelve percent (12%) from the date advanced by Landlord until paid; provided, however, if Tenant desires in good faith to contest the validity of any such lien, they may do so and in such event Landlord shall not discharge the




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lien and assess additional rent until the validity of the lien is legally established. However, if Landlord's mortgagee legally requires and demands that the lien be released or paid, Tenant shall, upon demand, cause the lien to be released by furnishing bond or otherwise.

14. RIGHTS ON DEFAULT.

         Occurrence of one or more of the following events shall constitute an event of default:

         (a) If Tenant shall fail or neglect to pay the rent when due, or shall fail to pay any other money required to be paid, by Tenant, and such default(s) shall continue for a period of ten (10) days following written notice, delivered by Landlord to Tenant, advising of the default; or,

         (b) If Tenant shall default in the performance of any other obligation or duty of Tenant under this Lease, or if Tenant shall commit waste or allow a nuisance to exist on the leased premises, and default shall continue for a period of thirty (30) days following written notice given after such default, unless within said thirty (30) days Tenant shall cure such default, or if such default cannot be cured within thirty days, Tenant shall, within said thirty day period, commence to cure such default and shall thereafter continue to use reasonable due diligence in the curing thereof; or,




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         (c) If tenant ceases to use the leased premises in the manner herein set forth, or closes the business for a period of sixteen days or more, or vacates or abandons the leased premises.

         If an event of default occurs, then Landlord, without further notice to Tenant, shall have, consistent with applicable law, any one or more of the following remedies at Landlord's election:

               (i) Landlord shall have the immediate right to terminate and cancel Tenant's rights under this Lease and re-enter, recover and resume possession of the leased premises. Tenant shall yield up quiet and peaceful possession to Landlord and Tenant shall forfeit their rights under this Lease.

               (ii) Landlord may continue to assert the validity of the Lease, take possession of the leased premises pursuant to applicable law, (including unlawful detainer or action for possession), and re-let the leased premises, or any part thereof, for such term or terms, (which may be for a term extending beyond the term of this Lease), at such rent and upon such terms and conditions as Landlord may, in its sole discretion, deem advisable, provided Landlord agrees to proceed in a commercially reasonable manner in reletting the premises.




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               Upon such re-letting, tenant shall immediately be liable to pay to Landlord the reasonable costs and expenses of such re-letting, (including reasonable agents', or brokers', commissions and attorney's fees for the new lease), the reasonable costs and expenses of any alterations or repairs reasonably required to be made to the leased premises to make it rentable, and shall be liable to pay to Landlord the amount, if any, by which the rental required to be paid by Tenant in this Lease for the period of such re-letting, (up to, but not beyond, the term of this Lease), exceeds the amount agreed to be paid by the new tenant as rent for the leased premises for such period of re-letting. If Landlord cannot re-let the premises for the entire balance of Tenant's term, Tenant shall be liable to pay Landlord for the balance of the rental required by this Lease. No such termination, unlawful detainer action, re-entry or taking of possession of the leased premises by Landlord shall be construed as an election on their part to terminate Tenant's other obligations under this Lease unless a written notice of such intention be given to Tenant.

               (iii) In the event of any termination of this Lease and upon the expiration of the term thereof,




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         Tenant shall yield up quiet, immediate and peaceful possession to
         Landlord.

         (d) Throughout the term of this Lease, Landlord, without prejudice to any statutory lien, shall have and is hereby granted a security interest and a lien upon Tenant's furniture, fixtures, equipment, inventory, and leasehold improvements installed and maintained by Tenant in and upon the leased premises for the amount of any unpaid rent or other sums due from Tenant hereunder. The Landlord's lien shall be subordinate to liens given by Tenant to secure financing for the Tenant's business. Upon any default hereunder, and upon Tenant's failure to cure the default within the time periods herein set forth, and in the event Landlord so elects, and subject to the rights of prior lien holders, Landlord shall have the right and privilege to take possession of all of said property in the leased premises and may keep the same on the leased premises and/or remove the same therefrom for storage in such place as may be selected by Landlord, at Tenant's risk and expense, in accordance with such lien and any rights Landlord may possess against Tenant's property.

         (e) Tenant recognizes and agrees that the rent required to be paid by Tenant hereunder is independent of all other covenants and agreements herein contained. If Landlord shall commence any proceeding for nonpayment of any rent to which




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Landlord may be entitled or for breach of this Lease or for termination of this
Lease by reason of Tenant's failure to timely cure a default, Tenant agrees that if Tenant does not pay the rent due hereunder during the pendency of the action or deposit the same with the Court, the Court shall immediately return possession of the leased premises to Landlord to enable Landlord to immediately rent the leased premises to third parties.

15. TENANT'S POSSESSION

         Landlord covenants with Tenant that upon paying the rent and performing the terms, covenants and agreements in this Lease set forth, Tenant shall, at all times during the term or any extension of the term hereof, be entitled peacefully and quietly to have, hold and enjoy the leased premises. However, Tenant agrees to allow Landlord, or its agents, reasonable access to show the premises to prospective buyers or lenders; or to prospective tenants if Tenant's lease will be expiring within three months.

16. WAIVER

         No waiver of any breach of any agreement, term, covenant, or condition of this Lease shall be construed to be a waiver of any preceding or succeeding breach of the same or any other agreement, term, condition or covenant.

17. SERVICE OF NOTICE

         Any notice required to be given by one party to the other




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shall be in writing and must be personally served upon a party or served by registered or certified mail, postage prepaid, through the United States Postal Service, and addressed to the respective parties at the following addresses:

          LANDLORD:            BRONKEN-MEYERS, LLC
                               303 WINTERGREEN LANE
                               BOZEMAN, MT 59715

          TENANT:              INSURANCE MANAGEMENT SOLUTION, INC.
                               360 CENTRAL AVENUE
                               ST. PETERSBURG, FL 33701

          ATTENTION:           G. KRISTIN DELANO

         Either party may change the above addresses by giving written notice to the other party and notice shall be effective upon mailing in the same manner as above set forth or upon personal delivery. If a party's address is changed without such written notice, notice may be addressed to a party's last known address.

18. RIGHT OF FIRST REFUSAL

         During the period of this Lease, if Tenant is not in default, Tenant shall have a right of first refusal to lease other available space in the upper level of Building #2 of Valley Commons Business Park, Bozeman, Montana. Upon the execution of a letter of intent by a prospective tenant of any other available space in the upper level of building #2 of Valley Commons Business Park, Bozeman, Montana, the Landlord shall deliver a copy of said letter of intent to the Tenant by certified mail, return receipt requested, to Tenant's address as herein stated (or later changed in writing).




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Tenant shall have three (3) business days from receipt of said letter of intent within which to exercise its option to rent said space under the terms of the letter of intent. If tenant does not expressly exercise their option within the said three (3) business days, the Landlord shall be free to rent to the new prospective tenant.

19.      LANDLORD - TENANT

         The relationship between the parties hereto is that of Landlord and Tenant and nothing herein contained shall be construed or interpreted so as to make their relationship otherwise.

20.      CONDITION OF LEASED PREMISES

         Upon Tenant taking possession of the leased premises, Tenant shall inspect the same and advise Landlord within fifteen (15) days of any defects which might reasonably be discovered upon an inspection. Landlord shall promptly repair or correct these defects.

         If Tenant does not give Landlord notice of any such defects within said fifteen (15) day period, Tenant shall have been deemed to acknowledge receipt of the leased premises in good condition and repair and in all respects satisfactory and acceptable to Tenant.

21.      TENANT'S NOTICE TO LANDLORD OF SUBSEQUENT
         DEFECTS OR DAMAGES AND LANDLORD'S RIGHT TO INSPECT

         Upon discovery, Tenant shall immediately notify Landlord of any subsequent damages, defects or conditions occurring upon the



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premises which may, if continued, further damage the leased premises, (such as water leaks, plumbing or electrical problems, heating failures and the like).

         Landlord and its agents shall have reasonable access to the leased premises at reasonable times to ascertain whether the premises are in good repair and to make reasonable repairs or maintenance which Landlord may be required to make or feel desirable.

22.      UTILITIES

         Tenant shall timely pay for the water, electricity, gas, and telephone and other utilities used at the leased premises, including any hook-up charges.

23.      SUSPENSION OF LEASE IN CASE OF
         FIRE, CASUALTY OR PUBLIC

         Landlord and Tenant agree that if, during the term of this Lease the leased premises shall be injured or destroyed by fire or other casualty or condemned or rendered untenantable by public authority, so as to render the leased premises unfit for occupancy, to such an extent that the premises cannot be repaired or replaced with reasonable diligence within ninety days from the happening of such injury or act, then either Landlord or Tenant may terminate this Lease as of the date of such damage or act by written notice delivered to the other within fifteen days from the occurrence. Tenant shall immediately surrender the leased premises and all



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interest therein to Landlord and Tenant shall pay rent only to the time of the said damage or act.

         If the leased premises can be restored within ninety (90) days from the happening of the damage or act and if Landlord, within fifteen (15) days from the occurrence, elects, in writing, to repair and restore the premises within the said ninety days from the happening of the damage or act, then this Lease shall not end or terminate on account of such injury or act. However, the rent shall not run or accrue after injury and during the process of repairs, except only that Tenant shall, during such time, pay a prorated portion of such rent apportioned to that portion of the leased premises which are in condition for occupancy and can be effectively used or may actually be occupied by Tenant during such repairing periods.

         If, however, the leased premises shall be damaged, but Tenant can use the leased premises to their fullest extent, then Landlord shall repair the same with reasonable promptness. In this case, the rent shall not cease or be abated during such repairing.

         All equipment, appliances, fixtures, improvements or betterments placed by Tenant on the leased premises which shall be damaged or destroyed in any of the events aforementioned shall be repaired and replaced by Tenant at their own expense and not at the expense of Landlord.



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         Except as herein set forth, Landlord shall not be held to account for any damages to Tenant attributable to fire, acts of God or any failure or defect in the premises not reasonably attributable to the intentional or negligent acts or omissions of Landlord or its agents and employees; provided, however, Tenant shall immediately report any failure or defect to Landlord who shall repair or correct such defects with reasonable diligence.

24.      SUBORDINATION

         Notwithstanding anything herein to the contrary, Tenant agrees this Lease is and shall be subordinate to any mortgage, trust indenture or other instrument of security which shall have been or shall be placed against the land and buildings of which the leased premises forms a part; and said subordination is hereby made effective without any further act by Tenant. Tenant agrees that at any time, or from time to time, upon request by landlord, they will execute and deliver any instruments, releases, estoppel certificates or other documents that may be required in connection with the subjecting and subordinating of this Lease to the lien of any of said mortgages, trust indentures or other instruments of security. If there is more than one instrument, release, estoppel certificate or other such documents requested in any Lease year, and if legal fees are involved on the part of the Tenant to review such documents, the Landlord will reimburse Tenant for its legal fees to the extent such are reasonable and standard fees for such review.

25.      PARKING LOT

         The Tenant understands that the parking lot in front of the building is jointly owned by all of the owners of Valley Commons Business Park and that there are no designated parking spots. Tenant understands that the use of the parking lot is shared with the owners and tenants of Valley Center Business Park and that the minimum number of parking spots is set by City Code.

26.      SIGNS

         Landlord and Tenant shall mutually agree upon the design and location of Tenant's sign. The sign shall be of professional quality and of similar quality and size as the signs of the other Tenants and shall comply with all applicable state, county or local laws, city ordinances and zoning. The design of the sign shall be submitted to Landlord prior to the placement for approval and such approval shall not be unreasonably withheld.

27.         WAIVER OF SUBROGATION

         Notwithstanding anything herein to the contrary, Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective officers, agents and employees, from any and all claims or demands for damages, loss, expense or injury to the leased premises, or to the furnishings, fixtures, equipment or inventory or other property of either Landlord or Tenant in, about or upon the leased premises, as the case may be, caused by or result from perils, events or happenings which are covered by the insurance carried by the respective parties and in force at the time of any such loss; provided, however, that such waiver shall be effective only to the extent and amount permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby, or the expense of such insurance is not thereby increased.

28.      ASSIGNABILITY AND SUBLEASING

         Tenant shall have the right to sublease or assign all or a portion of the premises during the Lease term, subject to Landlord's approval which shall not be unreasonably withheld or delayed.

29.      SUCCESSORS AND ASSIGNS

         Subject to the provisions of the preceding Paragraph, entitled "Assignability and Subleasing", this Lease shall be binding upon and inure to the benefit of the respective parties, their successors and assigns.

30.      ALL AGREEMENTS CONTAINED HEREIN

         This Lease contains all of the agreements of the parties relating to the subject matter; and it supersedes and cancels all prior written or oral agreements between them with reference to the real property, including all improvements thereon.

31.      TIME

         It is mutually agreed by and between the parties that TIME IS OF THE ESSENCE OF THIS LEASE.

32.      HEADINGS

         The headings and titles of sections and paragraphs of this Lease are inserted merely for convenience and are not to be used in the constructions thereof.

33.      ATTORNEY'S FEES AND COSTS

         If either party defaults in its performance, the defaulting party agrees to pay, on demand, the other party's reasonable attorney's fees and costs for the preparation and serving of the written notices of default and in the enforcement of this Lease, including legal actions.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.


                     LANDLORD--------- BRONKEN-MEYERS, LLC

                                       By: /s/    [ILLEGIBLE SIGNATURE]
                                          -----------------------------------


                                       By:
                                          -----------------------------------


                     TENANT----------- INSURANCE MANAGEMENT SOLUTIONS, INC.

                                       By:  /a/ S. KYLE MOLL
                                          -----------------------------------
                                                S. KYLE MOLL,
                                                VICE PRESIDENT & CIO

                                   EXHIBIT A


                        UPPER LEVEL FLOOR PLAN (LOT 2)









                                 [FLOOR PLAN]












LANDLORDS WORK:

         (1)  CONSTRUCT INTERIOR WALLS PER DESIGN
         (2)  PAINT & CARPET
         (3)  DROP CEILING, LIGHTING, ELEC, SINK & CABINET
         (4)  HVAC

MARTEL CONSTRUCTION, INC.

    MAIN OFFICE                                                 BIG FORK OFFICE
    1203 S. CHURCH AVENUE - P.O. BOX 308                         305 HIGHWAY 83
    BOZEMAN, MONTANA 59771-0305                          BIGFORK, MONTANA 59911
    (406) 588-8565 - FAX (406) 588-8045     (406) 837-1053 - FAX (406) 837-1088


                       FACSIMILE REQUEST AND COVER SHEET

                                   EXHIBIT B


To:                 Steve Olson                       Date:      9-21-98
          ---------------------------------                --------------------

          ---------------------------------                --------------------

Attention:                                          Fax No:      763-5351
          ---------------------------------                --------------------

Project:                          U.C. LOT #2
          ---------------------------------------------------------------------

RE:                             SPACE ALLOTMENTS
          ---------------------------------------------------------------------

Number of documents transmitted including this cover sheet         1
                                                          ---------------------

Hard copy to follow:                   YES              NO         --
                              ---------------------       ---------------------

From:
     --------------------------------------------------------------------------


Message:   TOTAL BLDG AREA  -  16,570 S.F.     1st  -  8403*    2nd  -  8167*
        -----------------------------------------------------------------------

UNIT A - ACTUAL - 1675*               ADD COMMON 652*   :        2327 S.F.
-------------------------------------------------------------------------------
UNIT B -    "     1260*                "    "    500*   :        1760 S.F.
-------------------------------------------------------------------------------
UNIT C -    "     1475* + 39* HALLWAY  +    "    593*   :        2107 S.F.
-------------------------------------------------------------------------------
UNIT D -    "     1550* + 39*    "     +    "    620*   :        2209 S.F.
-------------------------------------------------------------------------------
TOTALS      -     6038*                          2326*  :        8403 S.F.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
UNIT E - ACTUAL - 1360*               ADD COMMON 505*   :        1865 S.F.
-------------------------------------------------------------------------------
UNIT F -    "     1600*                "    "    594*   :        2194 S.F.
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UNIT G -    "     1565*                +    "    581*   :        2146 S.F.
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UNIT H -    "     1275* + 215* STORAGE +    "    472*   :        1962 S.F.
-------------------------------------------------------------------------------
TOTALS      -     6015*                         2152*   :        8167 S.F.
-------------------------------------------------------------------------------

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